EXHIBIT 10.42

June 16, 2010

Newbridge Securities Corporation
1230 Avenue of the Americas
7th Floor
New York, New York 10020

Dear Ladies and Gentlemen:

Reference is made to (i) that certain letter agreement between Medgenics, Inc., a Delaware corporation with its U.S. offices located at 8000 Towers Crescent Drive, Suite 1300, Vienna, VA 22182 (separately or together with its subsidiaries and affiliates referred to hereto as “Medgenics” or the “Company”) and Newbridge Securities Corporation, incorporated in the state of Virginia and headquarters at 1451 West Cypress Creek Road, Ft. Lauderdale, FL 33309 (“Newbridge”) dated February 26, 2009 relating to the private placement of Company securities (the “Private Placement Engagement Letter”) and (ii) that certain letter agreement between the Company and Newbridge dated February 26, 2009 relating to the proposed secondary public offering of Company common stock (the “Prior Secondary Engagement Letter” and together with the Private Placement Engagement Letter, the “Prior Agreements”).  Newbridge and Medgenics acknowledge and agree that the rights and obligations under each of the Prior Agreements terminated and that neither party shall have any liability to the other under the Prior Agreements. In connection with the termination of the Prior Agreements, the parties are entering into a new engagement letter (the “New Engagement Letter”) outlining their agreement in principle pursuant to which Newbridge will act as the lead underwriter and sole bookrunner in connection with the proposed U.S. initial public offering (the “IPO”) of common stock, $0.0001 par value per share (the “Common Stock”), of Medgenics.  As a condition to the parties’ entering into the New Engagement Letter, the parties wish to clarify Medgenics’ obligation to issue warrants to Newbridge upon the conversion of the Debentures issued by Medgenics pursuant to that certain Securities Purchase Agreement dated May __, 2009 by and between Medgenics and the investors signatory thereto (the “Securities Purchase Agreement”).

Medgenics agrees that upon the conversion of the Debentures Medgenics shall promptly issue to Newbridge or its designees warrants to purchase a number of shares of Common Stock as set forth below. Such warrants will have identical terms as the warrants that are issued to the holders of Debentures upon conversion of the Debentures and shall be in the form referenced in the Securities Purchase Agreement. The warrants to be issued upon conversion of the Debentures originally issued to the following investors shall be for an aggregate number of shares of Common Stock equal to 5% of the number of shares of Common Stock issued to such holders upon conversion of the Debentures:

Leonard Steinberg
CIBC Trust Company (Bahamas) Limit as Trustee of T-555
Chicago Investments, Inc.
Kanter Family Foundation

Newbridge Securities Corporation
June 16, 2010

Andrew O’Shaughnessey
Stephen D. McMurray

The warrants to be issued upon conversion of the Debentures originally issued to the following investors shall be for an aggregate number of shares of Common Stock equal to 6% of the number of shares of Common Stock issued to such holders upon conversion of the Debentures:

George Warburton
Donald A. Sands and Martha P. Sands DAS Family Trust, Donald A. Sands, Trustee Scott M. Gingras

In the event that any of the Debentures are not converted into Common Stock, no warrants will be issued to Newbridge with respect to such Debenture.

Please execute below to evidence your agreement with the foregoing.

Very truly yours,

Medgenics, Inc.

By:	/s/ Andrew L. Pearlman
Dr. Andrew L. Pearlman, President and
Chief Executive Officer

AGREED AND ACCEPTED
this 16 day of June, 2010

Newbridge Securities Corporation

By:	/s/ Anthony J. Sarkis
Its:	Head of Investment Banking

[NEWBRIDGE LOGO]	Newbridge Securities Corporation 7600 Jericho Tpk., Suite 202, Woodbury, NY 11797

June 17, 2010

Dr. Andrew Pearlman
President and CEO
Medgenics, Inc.
Teradion Business Park
P.O. Box 14
Misgav 20179 Israel

Re:	Medgenics, Inc. Public Offering of Common Stock

Dear Dr. Pearlman:

Reference is made to (i) that certain letter agreement between Medgenics, Inc., a Delaware corporation with its U.S. offices located at 8000 Towers Crescent Drive, Suite 1300, Vienna, VA 22182 (separately or together with its subsidiaries and affiliates referred to herein as “Medgenics” or the “Company”) and Newbridge Securities Corporation, incorporated in the state of Virginia and headquarters at 1451 West Cypress Creek Road, Ft. Lauderdale, FL 33309 (“Newbridge”) dated February 26, 2009 relating to the private placement of Company securities (the “Private Placement Engagement Letter”) and (ii) that certain letter agreement between the Company and Newbridge dated February 26, 2009 relating to the proposed secondary public offering of Company common stock (the “Prior Secondary Engagement Letter” and together with the Private Placement Engagement Letter, the “Prior Agreements”). Newbridge and Medgenics acknowledge and agree that the rights and obligations under each of the Prior Agreements terminated and that neither party shall have any liability to the other under the Prior Agreements. The purpose of this engagement letter is to outline our agreement in principle pursuant to which Newbridge will act as the lead underwriter and sole bookrunner in connection with the proposed U.S. initial public offering (the “IPO”) of common stock, $0.0001 par value per share (the “Common Stock”), of Medgenics. This engagement letter agreement (the “Agreement”) will confirm Newbridge’s acceptance of such retention and set forth the terms of our engagement and completely supersedes the Prior Secondary Engagement Letter in all respects.

The terms of this Agreement in principle are as follows:

1.           Engagement. The Company hereby engages Newbridge to act as the Company’s exclusive lead underwriter and sole bookrunner for the IPO beginning the date hereof and ending on the five (5) month anniversary of the date the Registration Statement (as defined below) is initially filed with the Securities and Exchange Commission (the “Commission”) (the “Exclusivity Date”). Newbridge will be retained for the IPO during such period unless terminated earlier pursuant to the terms of this Agreement or an additional extension upon mutual consent of the Company and Newbridge (the “Engagement Period”). During the Engagement Period and provided Newbridge is proceeding in good faith with the IPO, the Company agrees not to enter into any agreement in connection with a public offering of the Company’s securities by the Company in the United States with any underwriter, potential underwriter, placement agent, financial advisor.

2.           IPO. Depending upon, among other factors, demand from investors as well as market and general economic conditions at the time of the IPO, the IPO shall consist of the sale of approximately $3,000,000 to $5,000,000 of the Company’s Common Stock (the shares of Common Stock to be sold in IPO are hereinafter referred to collectively as the “Shares”). Newbridge will act as the lead and sole bookrunner subject to, among other things, completion of Newbridge’s due diligence examination of the Company, the Company’s subsidiaries and its affiliates and the execution of a definitive underwriting agreement between the Company and Newbridge in connection with the IPO (the “Underwriting Agreement”) as well as other conditions stated in Section 10 of this Agreement. The precise offering price per Share shall be subject to continuing discussions between the Company and Newbridge and will depend upon, among other factors, demand from investors as well as market and general economic conditions at the time of the IPO.

Members FINRA & SIPC
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[NEWBRIDGE LOGO]	Medgenics - Newbridge IPO Letter of Engagement June 17, 2010 Page 2

a.           Overallotment. The Underwriting Agreement will provide that the Company will grant to Newbridge an option that is exercisable within 45 days after the closing of the IPO (the “IPO Closing”), to acquire up to an additional 15% of the total number of Shares to be offered by the Company in the IPO, solely for the purpose of covering over-allotments (the “Over-allotment Shares”).

b.           Syndicate. As lead underwriter and sole bookrunner for the IPO, Newbridge shall organize a syndicate and underwriting syndicate with registered broker dealers that are mutually acceptable to both Newbridge and the Company. Furthermore, upon the mutual agreement of Newbridge and the Company, Newbridge may relinquish the lead position to another registered broker dealer.

3.           Compensation. In connection with the IPO, an underwriting discount of 10.0% (the “Underwriting Discount”) of the public offering price shall be provided to Newbridge. Upon completion of the IPO, Newbridge shall also be entitled to a corporate finance fee equal to 2.0% (the “Corporate Finance Fee”) of the gross proceeds of the IPO. Newbridge acknowledges that the Company has previously paid to Newbridge pursuant to the Prior Secondary Engagement Letter a non refundable retainer of $16,500 (the “Original Retainer”). The Company agrees further to pay Newbridge an additional non-refundable retainer of $16,500 (the “Second Retainer”) upon the date this Agreement is fully executed (the Original Retainer and the Second Retainer shall be collectively referred to as the “Retainer”). The Second Retainer shall be credited toward the Corporate Finance Fee.

a.           Underwriter’s warrant. The Underwriting Agreement shall also provide that, at the IPO Closing, the Company shall grant to Newbridge (or its designated affiliates) share purchase warrants (the “Underwriter’s Warrants”) covering a number of shares of Common Stock equal to 10.0% of the total number of Shares being sold in the IPO (not including the Over-allotment Shares). The Underwriter’s Warrants will not be exercisable for six (6) months after the date of the IPO Closing and will expire five years after the IPO Closing. The Underwriter’s Warrants will be exercisable at a price equal to 110.0% of the public offering price in connection with the IPO. The Underwriter’s Warrants shall not be redeemable. The Underwriter’s Warrants may not be transferred, assigned or hypothecated for a period of six (6) months following the IPO Closing, except that they may be assigned, in whole or in part, to any successor, officer, manager or member of Newbridge (or to officers, managers or members of any such successor or member), and to members of this underwriting syndicate or selling group, subject to compliance with applicable securities laws. The Underwriter’s Warrants may be exercised in full or as a lesser number of shares of Common Stock, will provide for cashless exercise, and will contain provisions for one demand registration of the sale of the underlying shares of Common Stock for a period of five years after the IPO Closing at the Company’s expense, an additional demand registration at the warrant holders’ expense, and “piggyback” registration rights for a period of five years after the IPO Closing at the Company’s expense, subject to customary undertakings and conditions.

4.           Registration Statement. As soon as practicable after the execution of this Agreement and provided that the Company’s Board of Directors has determined that the Company has raised sufficient funds to incur the related costs, the Company shall prepare and file with the Commission and the appropriate state securities authorities, a Registration Statement on the appropriate Form (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and a prospectus included therein (the “Prospectus”) covering the Shares to be sold in the IPO and the Over-allotment Shares. The Registration Statement (including the Prospectus), and all amendments and supplements thereto, will be in form reasonably satisfactory to Newbridge and counsel to Newbridge and will contain audited financial statements and such interim and other financial statements and schedules as may be required by the Act and rules and regulations of the Commission thereunder. Newbridge and its counsel shall be given the opportunity to make such review and investigation in connection with the Registration Statement as they deem reasonably necessary. Newbridge and the Company shall mutually agree on the use of proceeds of the IPO, which shall be described in detail within the Prospectus.

5.           Underwriting Agreement. The Registration Statement filing will include as an exhibit a proposed form of Underwriting Agreement. The final Underwriting Agreement will be in the form satisfactory to the Company and Newbridge and will include indemnification provisions and other terms and conditions customarily found in underwriting agreements for initial public offerings. Without limiting the generality of the

Members FINRA & SIPC
1451 West Cypress Creek Blvd. Ft. Lauderdale, FL 33309 * phone (954) 334-3450 * fax (954) 337-2910 * www.NewbridgeSecurities.com
New York, NY * Long Island, NY * Red Bank, NJ * West Palm Beach, FL * Boca Raton, FL

[NEWBRIDGE LOGO]	Medgenics - Newbridge IPO Letter of Engagement June 17, 2010 Page 3

foregoing, the Underwriting Agreement shall contain customary representations and warranties of the Company and shall further provide that: (i) the Company’s directors and officers and any other holder of 5% of the outstanding shares of Common Stock as of the effective date of the Registration Statement shall enter into customary “lock-up” agreements pursuant to which such persons and entities shall agree, for a period of twelve (12) months from the IPO Closing, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without Newbridge’s prior written consent, which consent shall not be unreasonably withheld, (ii) the Company will not, for a period of twelve (12) months following the IPO Closing, offer, sell or distribute any of its securities, without the prior written consent of Newbridge, which consent shall not be unreasonably withheld, other than pursuant to (x) the Company’s employee or director stock option or other compensation plans, (y) the terms of any securities exercisable or convertible into shares of the Company’s capital stock that are outstanding at the IPO Closing or (z) contractual agreements entered into prior to the IPO Closing; and (iii) the Company will not, for a period of twelve (12) months following the IPO Closing, offer, sell or distribute any convertible securities convertible at a price that may, at the time of conversion, be less than the Fair Market Value of the Common Stock on the date of the original sale, without the consent of Newbridge, which consent shall not be unreasonably withheld. For purposes of this Section 5, the term “Fair Market Value” shall mean the greater of: (i) the average of the volume weighted average price of the Company’s Common Stock for each of the 30 trading days prior to the date of the original sale; and (ii) the last sale price of the Common Stock, during normal operating hours, as reported on the NASDAQ Global or Global Select Market or the NASDAQ Capital Market or AMEX, or OTC Bulletin Board or any other exchange or electronic quotation system on which the Common Stock is then listed.

6.           Blue-Sky Registration. Concurrently with or as soon as practicable after the filing of the Registration Statement with the Commission, the Company shall make all necessary state “blue sky” securities law filings with respect to the Shares to be sold in the IPO (including the Over-allotment Shares). The Company and Newbridge will cooperate in obtaining the necessary approvals and qualifications in such states as Newbridge deems necessary and/or desirable. It is agreed that Newbridge’s counsel will act as “blue sky” counsel with respect to the IPO.

7.           Expenses. The Company shall be responsible for and pay all expenses directly and necessarily incurred in connection with the IPO, including, without limitation, all filing fees and communication expenses relating to the registration of the Shares to be sold in the IPO (including the Over-allotment Shares) with the Commission and the filing of the offering materials with Financial Industry Regulatory Authority (“FINRA”); all fees and expenses relating to the listing (if applicable) of such Shares on the NASDAQ Global or Global Select Market or the NASDAQ Capital Market or NYSE, AMEX or OTC Bulletin Board and on such stock exchanges as the Company and Newbridge together determine; all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states and other jurisdictions as Newbridge may reasonably designate (including, without limitation, all filing, registration fees and counsel fees related to “blue sky”); the reasonable fees and disbursements of Newbridge’s counsel (up to a maximum of $58,500 for Newbridge counsel’s legal fees); the costs of all mailing and printing of the Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Newbridge may reasonably deem necessary; the costs of preparing, printing and delivering certificates representing such Shares; fees and expenses of the transfer agent for such Shares; stock transfer taxes, if any, payable upon the transfer of securities from the Company to Newbridge; the fees and expenses of the Company’s accountants; and the fees and expenses of the Company’s legal counsel and other agents and representatives. Additionally, the Company shall supply Newbridge and its counsel, at the Company’s cost, with bound volumes (or CDs) of the public offering materials and closing documents within a reasonable time after the IPO Closing. Any expenses (other than Newbridge’s legal expenses) in excess of $25,000, individually or in the aggregate, shall be subject to the prior approval by the Company, which approval shall not be unreasonably withheld or delayed.

8.           Roadshow. Newbridge may plan and arrange one or more “road show” marketing trips for the Company’s management to meet with prospective investors. Such trips may include visits to a number of

Members FINRA & SIPC
1451 West Cypress Creek Blvd. Ft. Lauderdale, FL 33309 * phone (954) 334-3450 * fax (954) 337-2910 * www.NewbridgeSecurities.com
New York, NY * Long Island, NY * Red Bank, NJ * West Palm Beach, FL * Boca Raton, FL

[NEWBRIDGE LOGO]	Medgenics - Newbridge IPO Letter of Engagement June 17, 2010 Page 4

prospective institutional and retail investors. The Company shall pay for its own expenses, including, without limitation, travel and lodging expenses, associated with such trips.

9.           Registration Statement Effectiveness. At such time as the Company and Newbridge are mutually satisfied that it is appropriate to commence the IPO, the final terms of the Underwriting Agreement will be negotiated and the Company and Newbridge will request the Commission to make the Registration Statement effective.

10.           Certain Conditions. The IPO shall be conditioned upon, among other things, the following:

a.           Satisfactory completion by Newbridge of its due diligence investigation and analysis of: (i) the Company’s arrangements with its officers, directors, employees, affiliates, customers and suppliers, (ii) the audited historical financial statements of the Company as may be required by the Act and rules and regulations of the Commission thereunder for inclusion in the Registration Statement, and (iii) the Company’s projected financial results and projections for the fiscal years ending December 31, 2009 and 2010;

b.           The execution by the Company and Newbridge of a definitive Underwriting Agreement containing all applicable terms and conditions provided for in this Agreement;

c.           The Company meeting the criteria necessary for inclusion of the Common Stock on the NASDAQ Global or Global Select Market or the NASDAQ Capital Market or NYSE, AMEX or the OTC Bulletin Board and agreeing to use its commercially reasonable efforts to maintain such listing (if applicable) for a period of at least three (3) years after the IPO Closing;

d.           The Company’s registration of the Common Stock under the provisions of Section 12(b) or (g), as applicable, of the Securities Exchange Act of 1934, as amended, on or prior to the effective date of the IPO;

e.           The Company retaining an independent certified public accounting firm reasonably acceptable to Newbridge, which will have responsibility for the preparation of the financial statements and the financial exhibits, if any, to be included in the Registration Statement. Newbridge consents to the retention of Ernst & Young;

f.           The Company retaining a financial printer reasonably acceptable to Newbridge to handle the printing and related aspects of the IPO;

g.           The Company retaining a transfer agent for the Company’s Common Stock reasonably acceptable to Newbridge and agreeing to continue to retain such transfer agent for a period of three years after the IPO Closing. Newbridge consents to the retention of Corporate Stock Transfer and/or Capita Depository (provided that it can provide services in the United States);

h.           The Company engaging a financial public relations firm reasonably acceptable to Newbridge, which firm shall be experienced in assisting issuers in public offerings of securities and in their relations with their security holders, and agreeing to continue to retain such firm or another firm reasonably acceptable to Newbridge for a period of no less than one (1) years after the IPO Closing. Newbridge consents to the retention of Citigate-Global Consulting Group and DeFacto IRPR; and

i.           The Company registering with the Corporation Records Service (including annual report information) published by Standard & Poor’s Corporation and covenanting to maintain such registration for a period of three (3) years from the IPO Closing.

11.           Termination and Survival of Provisions. This Agreement will terminate at the end of the Engagement Period. Except as provided in Section 1 hereof, this Section 11 and Sections 7, 17, 18, and 20 –

Members FINRA & SIPC
1451 West Cypress Creek Blvd. Ft. Lauderdale, FL 33309 * phone (954) 334-3450 * fax (954) 337-2910 * www.NewbridgeSecurities.com
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[NEWBRIDGE LOGO]	Medgenics - Newbridge IPO Letter of Engagement June 17, 2010 Page 5

25 as well as payment of the Retainer as provided in Section 3 and the Indemnification Provisions attached to this Agreement as Exhibit A and incorporated herein by reference (which Sections and Exhibit are intended to be legally binding and enforceable on and against the Company and Newbridge), this engagement letter is not intended to be a binding legal document, as the agreement between the parties hereto on these matters will be embodied in the Underwriting Agreement for the IPO. Until the Underwriting Agreement has been finally negotiated and signed, the Company or Newbridge may at any time terminate its further participation in the proposed IPO and the party so terminating shall have no liability to the other on account of any matters provided for herein, except that regardless of which party elects to terminate, the Company shall only be responsible for Newbridge’s expenses in an amount up to the Retainer for its accountable out-of-pocket expenses actually incurred by Newbridge under this Agreement.

12.           Finder’s Fees. The Company represents to Newbridge that the Company is not liable for any finder’s fees to third parties in connection with the introduction of the Company to Newbridge. The Company represents and warrants to Newbridge that the entry into this Agreement or any other action of the Company in connection with the proposed IPO will not violate any agreement between the Company and any other placement agent, underwriter, or financial advisor.

13.           Reduction of Compensation. Newbridge reserves the right to reduce any item of its compensation or adjust the terms thereof as specified herein in the event that a determination and/or suggestion shall be made by FINRA to the effect that the underwriters’ aggregate compensation is in excess of FINRA rules or that the terms thereof require adjustment; provided, however, the aggregate compensation otherwise to be paid to the underwriters by the Company may not be increased above the amounts stated herein without the approval of the Company.

14.           Integration. Neither the Company nor any of its affiliates has either prior to the initial filing or the effective date of the Registration Statement made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the regulations thereunder with the offer and sale of the Shares pursuant to the Registration Statement.

15.           Gun Jumping. The Company agrees that it will not issue press releases or engage in any other publicity, without Newbridge’s prior written consent, commencing on the date hereof and continuing for a period of forty (40) days from the IPO Closing other than normal and customary releases issued in the ordinary course of the Company’s business or otherwise required under the rule and regulations applicable to companies with securities listed on the ATM Market. The Company covenants to adhere to all “gun jumping” and “quiet period” rules and regulations of the Commission prior to, during and following the filing of the Registration Statement and the consummation of the IPO.

16.           Information and Due Diligence Review. In connection with Newbridge’s engagement for the IPO during the Engagement Period, Newbridge will perform a due diligence review. The Company agrees to cooperate with Newbridge and to furnish or cause to be furnished to Newbridge upon Newbridge’s request any and all information and data concerning the Company, its subsidiaries, businesses, operations, properties, financial condition, management and prospects of the Company (all such information so furnished being the “Information”) which Newbridge deems appropriate. The Company will provide Newbridge with reasonable access during normal business hours of the Engagement Period to all of the Company’s and its subsidiaries assets, properties, books, contracts, commitments and records and to the Company’s and its subsidiaries officers, directors, employees, appraisers, independent accountants, legal counsel and other consultants and advisors. The Company represents and warrants to Newbridge that all Information: (i) made available by the Company to Newbridge or its agents, representatives and any potential syndicate or selling group member, (ii) contained in any preliminary or final Prospectus prepared by the Company in connection with the IPO, and (iii) contained in any filing by the Company with any court or governmental regulatory agency, commission or instrumentality, will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in the light of the circumstances under which such Statements are made. The Company further represents and warrants to Newbridge that all such Information including financial projections and other forward-looking information will have been prepared by the

Members FINRA & SIPC
1451 West Cypress Creek Blvd. Ft. Lauderdale, FL 33309 * phone (954) 334-3450 * fax (954) 337-2910 * www.NewbridgeSecurities.com
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[NEWBRIDGE LOGO]	Medgenics - Newbridge IPO Letter of Engagement June 17, 2010 Page 6

Company in good faith and will be based upon assumptions which, in light of the circumstances under which they were made, are reasonable. The Company acknowledges and agrees that Newbridge: (i) will use and rely primarily on the Information and on information available from generally recognized public sources, if any, in performing the services contemplated by this Agreement without having independently verified the same; (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information; (iii) will not make an appraisal of any assets of the Company; and (iv) retains the right to continue to perform due diligence during the course of the Engagement Period.

Any advice rendered by Newbridge pursuant to this Agreement may not be disclosed publicly without Newbridge’s prior written consent, which consent shall not be unreasonably withheld, except as otherwise required by applicable law. Newbridge and the Company have previously entered into a Confidentiality and Non-Disclosure Agreement dated February 5, 2009 (the “Confidentiality Agreement”). The parties confirm that the Confidentiality Agreement remains in full force and effect,

17.           Jurisdiction. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Florida. Any dispute or controversy which arises between the parties hereto in connection with this Agreement shall be brought exclusively in a court of competent jurisdiction in Broward County, Florida, and the parties hereby waive any objection they may have to the laying of exclusive venue in such place.

18.           Notices. All notices provided hereunder shall be given in writing and either delivered personally or by overnight courier service or sent by certified mail, return receipt requested, if to Newbridge, to Newbridge Securities Corp, Inc., 1230 Avenue of the Americas, 7th Floor, New York, NY 10020, Attention: Anthony J. Sarkis, Sr. Managing Director, and if to the Company, to the address, set forth on the first page of this Agreement, Attention: Dr. Andrew Pearlman. Any notice delivered personally shall be deemed given upon receipt (with confirmation of receipt required in the case of fax transmissions); any notice given by overnight courier shall be deemed given on the next business day after delivery by the overnight courier; and any notice given by certified mail shall be deemed given upon the second business day after certification thereof.

19.           Press Announcements. The Company agrees that Newbridge shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided that Newbridge shall submit a copy of any such advertisement to the Company for its approval, such approval will not to be unreasonably withheld by the Company.

20.           Successors and Assigns. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, neither Newbridge nor the Company shall assign any of its obligations hereunder without the prior written consent of the other party.

21.           No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto, except those entitled to the benefits of the Indemnification Provisions.

22.           No Commitment. It is expressly understood and acknowledged that Newbridge’s engagement with respect to capital raising activities does not constitute any commitment, express or implied, on the part of Newbridge or of any of its affiliates to purchase or place the Company’s securities or to provide any type of financing and that the IPO will be conducted by Newbridge on a firm commitment basis.

23.           Waiver. Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as

Members FINRA & SIPC
1451 West Cypress Creek Blvd. Ft. Lauderdale, FL 33309 * phone (954) 334-3450 * fax (954) 337-2910 * www.NewbridgeSecurities.com
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[NEWBRIDGE LOGO]	Medgenics - Newbridge IPO Letter of Engagement June 17, 2010 Page 7

a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion. Any waiver must be in writing.

24.           Counterparts. This Agreement may be executed in any number of counterparts and by email or facsimile transmission, each of which shall be deemed to be an original instrument but all of which taken together shall constitute one and the same agreement. Facsimile or email signatures shall be deemed to be original signatures for all purposes,

25.           Independent Contractor. Newbridge will act under this Agreement as an independent contractor with duties to the Company and nothing in this Agreement or the nature of Newbridge’s services shall be deemed to create a fiduciary or agency relationship between the Company and Newbridge. The advice, written or oral, rendered by Newbridge pursuant to this Agreement is intended solely for the benefit and use of the Company in considering the matters to which this Agreement relates, and the Company agrees that such advice may not be relied upon by any other person, used for any other purpose, reproduced, disseminated, or referred to at any time, in any manner or for any purpose, nor shall any public references to Newbridge be made by the Company, without the prior written consent of Newbridge, which consent shall not be unreasonably withheld, except as otherwise required by applicable law. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that neither Newbridge nor its affiliates, and the respective officers, directors, employees, agents and representatives of Newbridge, its affiliates and each other person, if any, controlling Newbridge or any of its affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the bad faith or gross negligence or willful misconduct of such individuals or entities. Because Newbridge will be acting on the Company’s behalf in this capacity, it is Newbridge’s practice to receive indemnification. A copy of Newbridge’s standard indemnification form is attached to this engagement letter as Exhibit A.

[Signature Page Follows]

Members FINRA & SIPC
1451 West Cypress Creek Blvd. Ft. Lauderdale, FL 33309 * phone (954) 334-3450 * fax (954) 337-2910 * www.NewbridgeSecurities.com
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[NEWBRIDGE LOGO]	Medgenics - Newbridge IPO Letter of Engagement June 17, 2010 Page 8

We are delighted to work with you and your management team and look forward to a successful IPO. If you are in agreement with the foregoing, please execute and return two copies of this engagement letter to the undersigned.

Yours truly,

Newbridge Securities Corporation

By:  /s/ Francis J. Argenziano
Francis J. Argenziano
Managing Director, Investment Banking

By:  /s/ Anthony J. Sarkis
Anthony J. Sarkis
Head of Investment Banking

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

Medgenics, Inc.

By:  /s/ Andrew Pearlman
       Dr. Andrew Pearlman
       President and CEO

[Signature Page to the Engagement Letter]

[Indemnification Exhibit to the Engagement Letter Begins on the Next Page]

Members FINRA & SIPC
1451 West Cypress Creek Blvd. Ft. Lauderdale, FL 33309 * phone (954) 334-3450 * fax (954) 337-2910 * www.NewbridgeSecurities.com
New York, NY * Long Island, NY * Red Bank, NJ * West Palm Beach, FL * Boca Raton, FL